THIRD AMENDMENT

TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June      , 2008 (this “Amendment No.3”), to the Existing Credit Agreement (such capitalized terms and other capitalized terms used in this preamble and the recitals below to have the meanings set forth in, or are defined by reference in, Article I below) is among FERRO CORPORATION, an Ohio corporation (“Company”), each Lender party hereto, CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Term Loan Administrative Agent, and NATIONAL CITY BANK (“National City”), as Revolving Loan Administrative Agent.

W I T N E S S E T H:

WHEREAS, the Company, the Lenders, the Term Loan Administrative Agent and the Revolving Loan Administrative Agent are all parties to the Amended and Restated Credit Agreement, dated as of June 8, 2007, as amended by (a) the First Amendment to Amended and Restated Credit Agreement and First Amendment to Pledge and Security Agreement, dated as of December 17, 2007, and (b) the Second Amendment to Amended and Restated Credit Agreement, dated as of January 4, 2008 (as amended or otherwise modified prior to the date hereof, the “Existing Credit Agreement”, and as amended by this Amendment No. 3 and as the same may be further amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Company has requested that the Lenders amend certain provisions of the Existing Credit Agreement, and the Lenders are willing, on the terms and subject to the conditions hereinafter set forth, to the amendments set forth below;

NOW, THEREFORE, the parties hereto hereby covenant and agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Certain Definitions. The following terms when used in this Amendment No. 3 shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

“Amendment No. 3” is defined in the preamble.

“Amendment No. 3 Effective Date” is defined in Article III.

“Company” is defined in the preamble.

“Credit Agreement” is defined in the first recital.

“Existing Credit Agreement” is defined in the first recital.

“National City” is defined in the preamble.

SECTION 1.2. Other Definitions. Capitalized terms for which meanings are provided in the Existing Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendment No. 3 with such meanings.

ARTICLE II

AMENDMENTS TO EXISTING CREDIT AGREEMENT

Effective on (and subject to the occurrence of) the Amendment No. 3 Effective Date, the provisions of the Existing Credit Agreement referred to below are hereby amended in accordance with this Article II.

SECTION 2.1. Amendments to Article I. Article I of the Existing Credit Agreement is hereby amended as set forth below.

SECTION 2.1.1 The definition of “Obligations” in Section 1.1 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Obligations” means all obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured) of the Borrowers and each other Obligor arising under or in connection with a Loan Document, including Reimbursement Obligations and the principal of and premium, if any, and interest (including interest accruing during the pendency of any proceeding of the type described in Section 8.1.9, whether or not allowed in such proceeding) on the Loans; provided that for purposes of this definition, when the term “Obligations” is used in any agreement relating to Liens securing the Obligations (including the Collateral Sharing Agreement), the Subsidiary Guaranty (Domestic) and Section 4.11, “Loan Document” shall include each Rate Protection Agreement.

SECTION 2.1.2 The definition of “Fixed Charge Coverage Ratio” in Section 1.1 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Fixed Charge Coverage Ratio” means, as of the close of any Fiscal Quarter, the ratio computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters of (a) EBITDA (for all such Fiscal Quarters) minus Capital Expenditures made during such Fiscal Quarters; provided that for purposes of calculating the Fixed Charge Coverage for any Fiscal Quarter ending in the 2007, 2008 and 2009 Fiscal Years, up to $30,000,000 of Capital Expenditures made in any such Fiscal Year, but not exceeding $45,000,000 of Capital Expenditures in all such Fiscal Years, in each case as related to restructuring initiatives, shall be excluded from such calculation, to (b) the sum (for all such Fiscal Quarters) of (i) Interest Expense actually paid in cash during such Fiscal Quarters (excluding (A) initial issuance costs paid in connection with Indebtedness incurred in respect of the Obligations, (B) any make-whole premium or Interest Expense payable in connection with the prepayment of Indebtedness under the 1998 Indenture, and (C) if applicable, any swap breakage costs incurred in connection with a prepayment of the Term Loan), (ii) scheduled principal repayments of Indebtedness (other than Indebtedness issued under the Indentures) actually made during such Fiscal Quarters (including repayments of the Term Loans pursuant to clause (c) of Section 3.1.1), (iii) finance expenses paid in connection with the Permitted Receivables Program during such Fiscal Quarters, and (iv) Restricted Payments made by the Company during such Fiscal Quarters.

SECTION 2.1.3 The definition of “Indentures” in Section 1.1 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Indentures” means, collectively, (a) that certain Indenture, dated as of March 25, 1998 (the “1998 Indenture”), among the Company and J. P. Morgan Trust Company, National Association (successor-in-interest to Chase Manhattan Trust Company, National Association), as trustee (and any successor trustee(s)), (b) that certain Indenture, dated as of May 1, 1993, among the Company and J. P. Morgan Trust Company, National Association (successor-in-interest to Society National Bank), as trustee (and any successor trustee(s)) and (c) that certain Indenture, dated March 5, 2008 (the “2008 Indenture”), among the Company and U.S. Bank National Association, as trustee (and any successor trustee(s)), in each case as amended, supplemented, amended and restated or otherwise modified from time to time.”

SECTION 2.1.4 The definition of “Leverage Ratio” in Section 1.1 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Leverage Ratio” means, as of the last day of any Fiscal Quarter, the ratio of (a) Total Debt outstanding on the last day of such Fiscal Quarter to (b) EBITDA computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters; provided that, for purposes of calculating the Leverage Ratio for any Fiscal Quarter in which Indebtedness is outstanding under each of the 1998 Indenture and the 2008 Indenture, the aggregate amount of Indebtedness thereunder to be included in the calculation of Total Debt for such Fiscal Quarter shall be the amount equal to the greater of (i) the amount of Indebtedness outstanding under the 1998 Indenture and (ii) the amount of Indebtedness outstanding under the 2008 Indenture, in each case calculated as of the last day of such Fiscal Quarter.”

SECTION 2.2. Amendments to Article VII. Article VII of the Existing Credit Agreement is hereby amended as set forth below.

SECTION 2.2.1 Section 7.2.2 of the Existing Credit Agreement is hereby amended by deleting clause (h) thereof in its entirety and replacing it with the following:

“(h) in addition to Indebtedness under the Indentures permitted under clause (c) hereof, Indebtedness of the Company consisting of notes or debentures under the 2008 Indenture in an aggregate principal amount not to exceed $200,000,000, as such amount is reduced on or after the date of issuance thereof; provided that all net proceeds from issuances of notes or debentures under the 2008 Indenture shall either (i) upon receipt thereof, be used to repurchase, redeem, repay or otherwise extinguish the notes outstanding under the 1998 Indenture as of the Amendment No. 3 Effective Date or (ii) to the extent such proceeds are not used in the manner set forth in the foregoing clause (i), be placed in an account with National City and will be used solely for the payment of Indebtedness outstanding under the 1998 Indenture until such Indebtedness has been paid in full; provided further that Indebtedness outstanding under the 1998 Indenture shall be repaid in full on or prior to the 90th day from the initial date of issuance of notes or debentures under the 2008 Indenture;”

SECTION 2.3. Amendments to Article IX. Article IX of the Existing Credit Agreement is hereby amended as set forth below.

SECTION 2.3.1 Section 9.8 of the Existing Credit Agreement is hereby amended by deleting the final sentence thereof in its entirety and replacing it with the following:

“Unless it has actual knowledge evidenced by way of written notice from any such Secured Party or the Company to the contrary, the Administrative Agents, in acting in such capacity under the Loan Documents, shall be entitled to assume that no Rate Protection Agreements or Obligations in respect thereof are in existence or outstanding between any Secured Party and any Obligor.”

ARTICLE III

CONSENT AND WAIVER; EFFECTIVENESS

SECTION 3.1. Consent and Waiver. The Lenders hereby consent to the transactions contemplated by the 2008 Indenture and hereby waive any Default or Event of Default that may occur under any of the Loan Documents resulting from execution and delivery of the 2008 Indenture.

SECTION 3.2. Conditions to Effectiveness. This Amendment No. 3 shall become effective on the date first written above (the “Amendment No. 3 Effective Date”) when the Administrative Agents shall have received counterparts of this Amendment No. 3, which shall have been duly executed on behalf of each of the Company and the Required Lenders.

ARTICLE IV

MISCELLANEOUS

SECTION 4.1. Expenses and Fees. The Company shall promptly pay all legal fees and expenses incurred by the Administrative Agents and their respective counsel in connection with the preparation, negotiation and execution of this Amendment No. 3 upon receipt of an invoice therefor.

SECTION 4.2. Representations and Warranties. The Company hereby represents and warrants that (a) on and as of the date hereof and after giving effect to the amendments contained herein, the representations and warranties set forth in each Loan Document are, in each case, true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and (b)  no Default shall have occurred and is continuing on and as of the date hereof and after giving effect to the amendments contained herein.

SECTION 4.3. Cross-References. References in this Amendment No. 3 to any Article or Section are, unless otherwise specified, to such Article or Section of this Amendment No. 3.

SECTION 4.4. Loan Document Pursuant to Existing Credit Agreement. This Amendment No. 3 is a Loan Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with all of the terms and provisions of the Existing Credit Agreement, as amended hereby, including Article X thereof.

SECTION 4.5. Successors and Assigns. This Amendment No. 3 shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 4.6. Counterparts. This Amendment No. 3 may be executed by the parties hereto in several counterparts, each of which when executed and delivered shall be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment No. 3 by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment No. 3.

SECTION 4.7. Governing Law. THIS AMENDMENT NO. 3 SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

SECTION 4.8. Full Force and Effect; Limited Amendment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Existing Credit Agreement and the other Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of the Existing Credit Agreement or any other Loan Document or of any transaction or further or future action on the part of the Company or any other Obligor which would require the consent of the Lenders under the Existing Credit Agreement or any of the Loan Documents.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment No. 3 as of the date first above written.

FERRO CORPORATION

By: /s/ Sallie B. Bailey
Name: Sallie B. Bailey
Title: Chief Financial Officer

CREDIT SUISSE, CAYMAN ISLANDS BRANCH,
as the Term Loan Administrative Agent
and as a Lender

By: /s/ Brian Caldwell
Name: Brian Caldwell
Title: Director

By: /s/ Laurence Lapeyre
Name: Laurence Lapeyre
Title: Associate

NATIONAL CITY BANK,

as Revolving Loan Administrative Agent
and as a Lender

By: /s/ Robert S. Coleman
Name: Robert S. Coleman
Title: Senior Vice President

Citicorp North America, Inc.,

as a Lender

By: /s/ Daniel Gouger
Name: Daniel Gouger
Title: Vice President

FIRSTMERIT BANK, N.A.,

as a Lender

By: /s/ Robert G. Morlan
Name: Robert G. Morlan
Title: Senior Vice President

KeyBank National Association,

as a Lender

By: /s/ Brian P. Fox
Name: Brian P. Fox
Title: Assistant Vice President

PNC BANK, N.A.,

as a Lender

By: /s/ Patrick Flaherty
Name: Patrick Flaherty
Title: Credit Officer

Fifth Third Bank,

as a Lender

By: /s/ Roy C. Lanctot
Name: Roy C. Lanctot
Title: Vice President

JPMORGAN CHASE BANK, N.A.,

as a Lender

By: /s/ Robert S. Sheppard
Name: Robert S. Sheppard
Title: Vice President

Fortis Bank S.A./N.V., New York Branch,

as a Lender

By: /s/ Douglas Riahl
Name: Douglas Riahl
Title: Managing Director

By: /s/ John W. Deegan
Name: John W. Deegan
Title: Director & Group Head

LASALLE BANK NATIONAL ASSOCIATION,

as a Lender

By: /s/ Beth A. Henry
Name: Beth A. Henry
Title: Officer

RBS Citizens, National Association
F/K/A CharterOne Bank, N.A.,

as a Lender

By: /s/ Patrick F. Dunphy
Name: Patrick F. Dunphy
Title: Senior Vice President

The PRIVATEBANK AND TRUST COMPANY,

as a Lender

By: /s/ John D. Barrett
Name: John D. Barrett
Title: Managing Director

TriState Capital Bank,

as a Lender

By: /s/ Paul J. Oris
Name: Paul J. Oris
Title: Senior Vice President

US Bank, N.A.,

as a Lender

By: /s/ Patrick McGraw
Name: Patrick McGraw
Title: Vice President

First Commonwealth Bank,

as a Lender

By: /s/ Lawrence C. Deihle
Name: Lawrence C. Deihle
Title: Senior Vice President